EXHIBIT 4.1

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS.

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON ITS EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 6 OF THIS WARRANT.

Date of Issuance: March 2, 2009

Advanced Micro Devices, Inc.

Warrant to Purchase Shares of Common Stock

Advanced Micro Devices, Inc., a Delaware corporation (the “Company”), for value received, hereby certifies that West Coast Hitech L.P., or its registered permitted assigns (“Pearl” or “Warrantholder”), is entitled, subject to the terms and conditions set forth herein, to purchase from the Company 35,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company (such number of shares, as adjusted pursuant to the terms hereof, the “Warrant Shares”) at a purchase price per share of $0.01 (such purchase price, as adjusted pursuant to the terms hereof, the “Warrant Price”), at any time or from time to time not later than 5:00 p.m., Eastern time, on March 2, 2019. The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein. This Warrant is being issued pursuant to the terms of the Master Transaction Agreement, dated as of October 6, 2008, as amended, by and among the Company, Advanced Technology Investment Company LLC (“Oyster”) and the other parties thereto (the “Master Transaction Agreement”). Terms used herein, but not otherwise defined herein, shall have the meanings assigned to them in the Master Transaction Agreement.

1. Exercise. This Warrant shall be exercisable in whole or in part at the option of the Warrantholder at any time or from time to time after the earlier of (i) public ground-breaking of Fab 4x and (ii) 24 months from the date of its issuance; provided, however, that upon any transaction or series of transactions with or among any Third Person, on the one hand, and the Company, its stockholders, or any of its Subsidiaries, on the other hand, with respect to (A) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving the Company in which the shareholders of the Company immediately prior to such transaction shall own less than fifty percent (50%) of the voting securities of the surviving corporation outstanding immediately after such transaction, (B) any purchase of an equity interest (including by means of a tender or exchange offer) resulting in any Third Person beneficially owning greater than a fifty percent (50%) voting or economic interest in the Company, or (C) any purchase of assets, securities or ownership interests resulting in any Third Person owning greater than fifty percent (50%) of the consolidated assets of the Company and its Subsidiaries taken as a whole (including stock of the Company’s Subsidiaries) (each, a “Fundamental Change Transaction”), this Warrant shall become immediately exercisable and shall automatically be exercised through a Cashless Exercise (as defined below).

2. Manner of Exercise. (a) To exercise this Warrant or any portion thereof, the Warrantholder shall surrender this Warrant, together with the duly executed Warrant exercise form attached hereto as Exhibit A, to the Company at its principal executive office (or such other office or agency of the Company as the Company may designate) and by having canceled a portion of this Warrant in payment of the Warrant Price payable in respect of the number of Warrant Shares purchased upon such exercise (a “Cashless Exercise”). Notwithstanding the foregoing, no surrender of this Warrant or the Warrant exercise form shall be required in connection with the automatic exercise of this Warrant upon a Fundamental Change Transaction. In the case of an automatic exercise upon a Fundamental Change Transaction, this Warrant shall automatically be exercised through a Cashless Exercise, and the Company shall issue to the Warrantholder the maximum number of Warrant Shares purchasable under this Warrant through a Cashless Exercise. The number of Warrant Shares issued to the Warrantholder upon a Cashless Exercise shall be determined according to the following formula:

X = Y(A–B)

        A

Where: X	=	the number of Warrant Shares that shall be issued to the Warrantholder;

Y	=	the number of Warrant Shares for which this Warrant is being exercised (which shall include both the number of Warrant Shares issued to the Warrantholder and the number of Warrant Shares subject to the portion of the Warrant being cancelled in payment of the Warrant Price);

A	=	the Fair Market Value (as defined below) of one share of Common Stock; and

B	=	the Warrant Price then in effect under this Warrant.

“Fair Market Value” as of the Exercise Date (as defined below) shall mean the following: (1) if the Common Stock is then listed on the New York Stock Exchange or another national securities exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Exercise Date; (2) if the Common Stock is then traded over-the-counter, but not on the New York Stock Exchange or another national securities exchange, the average of the closing bid prices over the 30-day period ending immediately prior to the Exercise Date; or (3) if the Common Stock is not then listed on a national securities exchange and is not then traded over-the-counter, the Fair Market Value of one share of Common Stock as of the Exercise Date shall be determined in good faith by the Board of Directors of the Company (the “Board of Directors”) and the Warrantholder. The Board of Directors shall respond promptly, in writing, to any inquiry by the Warrantholder prior to the exercise hereunder as to the Fair Market Value of a share of Common Stock as determined by the Board of Directors. If the Board of Directors and the Warrantholder are unable to reach agreement within a reasonable period of time, such Fair Market Value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Board of Directors and the Warrantholder. The determination of the appraiser shall be final and binding upon the parties and the Company shall pay the fees and expenses of such appraiser.

(b) Exercise Date. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in this Section 2 or, in the case of an automatic exercise of this Warrant upon a Fundamental Change Transaction, immediately prior to the consummation of the Fundamental Change Transaction (the “Exercise Date”). At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 2(c) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

(c) Issuance of Certificates. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within five business days thereafter, the Company, at its expense,

will cause to be issued in the name of, and delivered to, the Warrantholder, or as the Warrantholder (upon payment by the Warrantholder of any applicable transfer taxes) may direct:

(i) a certificate or certificates for the number of full Warrant Shares to which the Warrantholder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Warrantholder would otherwise be entitled, cash in an amount determined pursuant to Section 4 hereof; and

(ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of Warrant Shares for which this Warrant was so exercised (which shall include both the number of Warrant Shares issued to the Warrantholder pursuant to such partial exercise and the number of Warrant Shares subject to the portion of the Warrant being cancelled in payment of the Warrant Price).

3. Adjustments. The Warrant Price and the number of shares of Warrant Shares purchasable upon exercise of the Warrant are subject to adjustment as follows:

(a) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date on which this Warrant was first issued (or, if any Warrant was issued upon partial exercise of, or in replacement of, another warrant of like tenor, then the date on which such original warrant was first issued) (either such date being referred to as the “Original Issue Date”) effect a subdivision of the outstanding Common Stock, the number of shares of Common Stock issuable upon exercise of this Warrant shall be proportionately increased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the number of shares of Common Stock issuable upon exercise of this Warrant shall be proportionately decreased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b) Adjustment for Dividends and Distributions in Common Stock. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, so that, after giving effect to such adjustment, each holder of a Warrant shall be entitled to receive an additional number of shares of Common Stock upon exercise that such holder would have been entitled to receive had such Warrant been exercised immediately prior to such event.

Notwithstanding the foregoing, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the number of shares of Common Stock issuable upon exercise of this Warrant shall be recomputed accordingly as of the close of business on such record date and thereafter the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(c) Adjustment for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than a distribution of shares of Common Stock) or in cash or other property, then and in each such event the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, to a number determined by multiplying the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such event by a fraction, the numerator of which shall be the Current Market Value (as defined below) per share of Common Stock on the date of such event, and the denominator of which shall be such Current Market Value per share of Common Stock less the fair market value (as determined in the reasonable good faith discretion of the Board of Directors) of such securities, cash or other property to be distributed with respect to each share of Common Stock on the date of such event. “Current Market Value” shall mean the average of the daily closing prices on the New York Stock Exchange of the Common Stock over the ten consecutive trading day period ending on the trading day immediately preceding such event.

Notwithstanding the foregoing, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the number of shares of Common Stock issuable upon exercise of the Warrants shall be recomputed accordingly as of the close of business on such record date and thereafter the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(d) Adjustment for Reclassification, Exchange or Subdivision. If the Common Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above), then and in each such event the holder of this Warrant shall have the right thereafter to exercise this Warrant into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which this Warrant might have been exercised immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

(e) Adjustment in Warrant Price. Upon each adjustment in the number of shares of Common Stock issuable upon exercise of this Warrant, the Warrant Price for such Warrant shall be adjusted to the product obtained by multiplying the applicable Warrant Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to such adjustment and the denominator of which shall be the number of shares of Common Stock issuable upon exercise of such Warrant immediately thereafter; provided, however, that in no event shall the Warrant Price be less than the par value of the Common Stock.

(f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the number of shares of Common Stock issuable upon exercise of this Warrant or of the Warrant Price pursuant to this Section 3, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than ten days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Warrantholder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which this Warrant shall be exercisable and the Warrant Price) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of the Warrantholder (but in any event not later than ten days thereafter), furnish or cause to be furnished to the Warrantholder a certificate setting forth (i) the Warrant Price then in effect and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the exercise of this Warrant.

4. Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall pay the value thereof to the Warrantholder in cash on the basis of the Fair Market Value per share of Common Stock, as determined pursuant to subsection 2(a) above.

5. Company Covenants. The Company covenants and agrees that all Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, when issued and paid for pursuant to the provisions of this Warrant, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens, encumbrances, charges, taxes (other than any applicable transfer taxes) or preemptive rights. The Company further covenants and agrees that it will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other securities, cash and/or property, as from time to time shall be issuable upon the exercise of this Warrant.

6. Transfers, etc.

(a) Until such time as Pearl (together with any Permitted Transferees to whom Pearl has transferred beneficial ownership of the Common Stock of the Company) shall beneficially own (within the meaning of the Securities Exchange Act of 1934, as amended), in the aggregate, less than ten percent (10%) of the Common Stock of the Company then outstanding, regardless of whether Pearl is an “affiliate” of the Company (as defined in Rule 144(a)(1), promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”)), the Warrantholder may only resell this Warrant or the Warrant Shares (i) in connection with a bona fide pledge or other hypothecation or transfer in connection with a financing transaction secured by a pledge of this Warrant or the Warrant Shares, (ii) by means of an underwritten public offering pursuant to an effective registration statement under the Securities Act, or (iii) pursuant to Rule 144 under the Securities Act. Notwithstanding the foregoing, the Warrantholder shall be permitted to transfer this Warrant or the Warrant Shares to any of its Affiliates (as defined below); provided, however, that if Pearl is the Warrantholder, then Pearl shall be permitted to transfer this Warrant or the Warrant Shares to any of its Permitted Transferees. In addition, this Warrant or the Warrant Shares shall be transferable, in compliance with securities laws, at any time that Pearl beneficially owns less than 10% of the Common Stock of the Company then outstanding. With respect to transfers that are made in accordance with the terms of this Warrant, the rights and obligations of a Warrantholder hereunder shall be automatically assigned by such Warrantholder to any transferee of the Warrantholder’s securities (including the Warrant Shares); provided, however, that (i) the Company is provided written notice of the transfer including the name and address of the transferee and the number of Warrants and/or Warrant Shares, as applicable, to be transferred; and (ii) such transferee agrees in writing to be bound by the terms of this Warrant as if such transferee were the Warrantholder. Upon any transfer permitted by this Section 6, the Company shall be obligated to such transferee to perform all of its covenants under this Warrant as if such transferee was the Warrantholder upon receipt of (i) and (ii) of the prior sentence. “Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person; provided, however, that with respect to Oyster and Pearl, Affiliate shall mean any direct or indirect Subsidiary of Oyster or Pearl, respectively, and not any direct or indirect parent or sister entity of either Oyster or Pearl, as the case may be, unless such parent or sister entity is acting as a member of a “group” (as defined in Section 13(d)(3) of the Exchange Act) with Oyster or Pearl, respectively, for the purposes of acquiring, holding or disposing of securities of the Company.

(b) The Company will maintain a register containing the name and address of the Warrantholder. The Warrantholder may change its address as shown on the warrant register by written notice to the Company requesting such change.

(c) Subject to the provisions of Section 6 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company (or, if another office or agency has been designated by the Company for such purpose, then at such other office or agency).

7. No Impairment. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment. Without limiting the generality of the foregoing, the Company will not increase the par value of any shares of stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and at all times will take all action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable stock upon the exercise of this Warrant.

8. Notices of Record Date, etc. In the event:

(a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

(b) of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation, merger, recapitalization or similar business combination of the Company with or into another entity (other than a consolidation, merger, recapitalization or similar business combination in which the Company is the surviving entity and its Common Stock is not converted into or exchanged for any other securities or property), or any transfer of all or substantially all of the assets of the Company; or

(c) of the voluntary or involuntary dissolution, liquidation or winding–up of the Company,

then, and in each such case, the Company will send or cause to be sent to the Warrantholder a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, recapitalization, similar business combination, transfer, dissolution, liquidation or winding–up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, recapitalization, similar business combination, transfer, dissolution, liquidation or winding–up. Such notice shall be sent at least 30 days prior to the record date or effective date for the event specified in such notice.

9. Exchange or Replacement of Warrants.

(a) Upon the surrender of this Warrant by the Warrantholder, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 6 hereof, issue and deliver to or upon the order of the Warrantholder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of the Warrantholder or as the Warrantholder (upon payment by the Warrantholder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock (or other securities, cash and/or property) then issuable upon exercise of this Warrant.

(b) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) reasonable indemnity or bond with respect thereto if requested by the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

10. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10):

if to the Company, at its address at 7171 Southwest Parkway, B100.4, Austin, Texas, 78735, Fax: (512) 602-4999, Attention: General Counsel;

if to the Warrantholder, at its address at P.O. Box 45005, Abu Dhabi, United Arab Emirates, Fax: (+971) 2 616 0155, Attention: Shahzad Khan.

If the Company should at any time change the location of its principal office to a place other than as set forth above, it shall give prompt notice to the Warrantholder and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice.

11. No Rights as Stockholder. Until the exercise of this Warrant, the Warrantholder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

12. Amendment or Waiver. Any term of this Warrant may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Warrantholder. No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

13. Successors. Subject to Section 6, the terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company or of the Warrantholder.

14. Section Headings. The section headings in this Warrant are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

15. Governing Law; Arbitration.

(a) This Warrant shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts executed in and to be performed in that State, without regard to principles of the conflict of laws.

(b) Any dispute arising out of, or in connection with this Warrant or any transactions contemplated hereby, including any question regarding the existence, validity, interpretation, breach or termination of this Warrant (a “Dispute”), shall be referred, upon written notice (a “Dispute Notice”) given by one party to the other(s), to a senior executive from each party. The senior executives shall seek to resolve the Dispute on an amicable basis within thirty (30) days of the Dispute Notice being received.

(c) Any Dispute not resolved within thirty (30) days of the Dispute Notice being received shall be referred to, and shall be finally and exclusively resolved by, arbitration under the Rules of the London Court of International Arbitration (the “LCIA Rules”) then in effect, as amended by this Section 15, which LCIA Rules are deemed to be incorporated by reference into this Section 15. The seat, or legal place, of the arbitration shall be London, England. The language of the arbitration shall be English. The number of arbitrators shall be three. Each party shall nominate one arbitrator and the two arbitrators nominated by the parties shall, within thirty (30) days of the appointment of the second arbitrator, agree upon and nominate a third arbitrator who shall act as Chairman of the Tribunal (as such terms are defined in the LCIA Rules). If no agreement is reached within thirty (30) days, the LCIA Court (as such term is defined in the LCIA Rules) shall appoint a third arbitrator to act as Chairman of the Tribunal. The Chairman of the arbitration panel should not be a citizen or a resident of the country of an arbitrator nominated by, or appointed on behalf of, a party nor should the Chairman be a citizen or a resident of the United States of America or the United Arab Emirates. It is hereby expressly agreed that if there is more than one claimant party or more than one respondent party, the claimant parties shall together nominate one arbitrator and the respondent parties shall together nominate one arbitrator. In the event that a sole claimant or the claimant parties, on the one side, or a sole respondent or the respondent parties, on the other side, fails to nominate its/their arbitrator, such arbitrator shall be appointed by the LCIA Court. Any award issued by the arbitrators shall be final and binding upon the parties, and, subject to this Section 15(c) and to Section 15(d), may be entered and enforced in any court of competent jurisdiction by any of the parties. In the event any party subject to such final and binding award desires to have it confirmed by a final order of a court, the only court which may do so shall be a court of competent jurisdiction located in London, England; provided however, that nothing in this sentence shall prejudice or prevent a party from enforcing the arbitrators’ final and binding award in any court of competent jurisdiction. The parties hereto acknowledge and agree that any breach of the terms of this Warrant could give rise to irreparable harm for which money damages would not be an adequate remedy. Accordingly, the parties agree that, prior to the formation of the Tribunal, the parties have the right to apply exclusively to any court of competent jurisdiction or other judicial authority located in London, England for interim or conservatory measures, including, without limitation, to compel arbitration (an “Interim Relief Proceeding”). Furthermore, the parties agree that, after the formation of the Tribunal, the arbitrators shall have the sole and exclusive power to grant temporary, preliminary and permanent relief, including injunctive relief and specific performance, and any then pending Interim Relief Proceeding shall be discontinued without prejudice to the rights of any of the parties thereto. Unless otherwise ordered by the arbitrators pursuant to the terms hereof, the arbitrators’ expenses shall be shared equally by the parties. In furtherance of the foregoing, each of the parties hereto irrevocably submits to: (i) the exclusive jurisdiction of the courts of England located in London, England in relation to any Interim Relief Proceeding and; (ii) the non-exclusive jurisdiction of the courts of England located in London, England with respect to the enforcement of any arbitral award rendered in accordance with this Section 15; and, with respect to any such suit, action or proceeding, waives any objection that it may have to the courts of England located in London, England on the grounds of inconvenient forum. For the avoidance of doubt, where an arbitral tribunal is appointed under this Warrant, the whole of its award shall be deemed for the purposes of the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards of 1958 to be contemplated by this Warrant (and judgment on any such award may be entered in accordance with the provisions set forth in this Section 15).

(d) Pearl hereby irrevocably waives to the fullest extent permitted by applicable Law whatever defense it may have of sovereign immunity against suit or enforcement, for itself and its property (presently owned or subsequently acquired, and whether related to this Warrant or not), in: (i) any arbitration proceedings commenced and held in London, England in accordance with Section 15(c);

(ii) any Interim Relief Proceeding commenced and held in a court of competent jurisdiction in London, England, in accordance with Section 15(c); (iii) any proceedings in a court of competent jurisdiction located in London, England to confirm an award rendered by the arbitrators in accordance with this Section 15; and (iv) any proceedings in a court of competent jurisdiction to enforce an award, and Pearl agrees that it will not raise, claim or cause to be pleaded any such immunity at or in respect of any such action or proceeding.

(e) The parties hereto agree that the process by which any arbitral or other proceedings in London, England are begun may be served on them by being delivered to Law Debenture Corporate Services Limited or their registered offices for the time being and by giving notice in accordance with Section 10. If Law Debenture Corporate Services Limited is not or ceases to be effectively appointed to accept service of process in England on any party’s behalf, such party shall immediately appoint a further person in England to accept service of process on its behalf. If within fifteen (15) days of notice from a party requiring another party to appoint a person in England to accept service of process on its behalf the other party fails to do so, the party shall be entitled to appoint such a person by written notice to the other party. Nothing in this paragraph shall affect the right of the parties to serve process in any other manner permitted by Law.

16. Facsimile Signatures. This Warrant may be executed by facsimile signature.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the Date of Issuance indicated above.

ADVANCED MICRO DEVICES, INC.

By:	/s/ Harry A. Wolin
Name:	Harry A. Wolin
Title:	SVP, General Counsel & Secretary

Warrant Signature Page

EXHIBIT A

PURCHASE FORM

To: Advanced Micro Devices, Inc.	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.             ), hereby elects to purchase (check applicable box):

☐               shares of the Common Stock of Advanced Micro Devices, Inc. covered by such Warrant; or

☐  the maximum number of shares of Common Stock covered by such Warrant.

Please issue a certificate or certificates representing said shares of Common Stock (net of any Warrant Shares withheld to cover the Warrant Price) in such name or names as specified below:

Name:

Address:

By exercising the rights represented by this Warrant, the undersigned hereby certifies that, as of the date of exercise of this Warrant: (i) it is acquiring the Common Stock for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof that would be prohibited by law; (ii) it is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act of 1933; and (iii) it is capable of evaluating the merits and risks of the investment in the Common Stock and has been provided an opportunity to ask questions of and receive answers from representatives of the Company concerning the investment contemplated hereby.

By:
Name:
Title:

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED,                                          hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No.             ) with respect to the number of shares of Common Stock of Advanced Micro Devices, Inc. covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

Dated:	Signature: